Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly Financial Results and Increases Quarterly Distribution by 0.7% to $0.735 Per Unit

TULSA, OKLAHOMA, October 30, 2017 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported financial results for the quarter ended September 30, 2017 (the "2017 Quarter"). As previously announced, the Board of Directors of its general partner (the "Board") approved a distribution to unitholders of $0.735 per unit (an annualized rate of $2.94 per unit) for the 2017 Quarter, payable on November 17, 2017 to AHGP unitholders of record as of the close of trading on November 9, 2017.  The announced distribution represents a 33.6% increase over the cash distribution of $0.55 for the quarter ended September 30, 2016 and a 0.7% increase over the cash distribution of $0.73 for the quarter ended June 30, 2017.

AHGP's principal sources of cash flow are its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which previously announced a quarterly distribution for the 2017 Quarter of $0.505 per unit, or $2.02 per unit on an annualized basis, payable on November  14, 2017 to all unitholders of record as of the close of trading on November 7, 2017.  (See ARLP Press Release dated October 27, 2017.)    Based on ARLP's current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $44.7 million, or $178.8 million on an annualized basis. AHGP's primary cash requirements are for working capital, distributions to its unitholders and, for the 2017 full year, an estimated $1.9 million in general and administrative expenses.

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  The consolidated net income of AHGP includes earnings and losses attributable to both AHGP and noncontrolling interests.

A joint conference call regarding AHGP and ARLP’s 2017 Quarter financial results is scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (888)  317-6016 and request to be connected to the Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P earnings conference call.  Canadian callers should dial (855) 669-9657 and all other International callers should dial (412) 317-6016 and request to be connected to the same call.  Investors may also listen to the call

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via the "investor information" section of ARLP's website at http://www.arlp.com or AHGP's website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial US Toll Free (877) 344-7529; International Toll (412) 317-0088; Canada Toll Free (855) 669-9658 and request to be connected to replay access code 10113071.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control ARLP's general partner through which it holds a non-economic general partner interest and an approximate one percent general partner interest in ARLP's operating subsidiary, Alliance Resource Operating Partners, L.P.  In addition, AHGP owns 87,188,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ability of ARLP and its consolidated subsidiaries (the "ARLP Partnership") to respond to such changes; changes in coal prices, which could affect the ARLP Partnership's operating results and cash flows; risks associated with the expansion of the ARLP Partnership's operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment and the release of greenhouse gases, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing existing contracts upon expiration; changing global economic conditions or in industries in which the ARLP Partnership's customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; continuation or worsening of depressed oil and gas prices adversely affecting the ARLP Partnership’s investments in oil and gas mineral interests and midstream services; the ARLP Partnership's productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership's ability to maintain satisfactory relations with its employees; increases in labor costs, including costs of health insurance and taxes resulting from the Affordable Care Act, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership's surety bonds for mine reclamation as well as workers' compensation and black lung benefits;

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difficulty in making accurate assumptions and projections regarding post-mine reclamation as well as pension, black lung benefits and other post-retirement benefit liabilities; the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership's coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership's participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with investments in companies the ARLP Partnership does not control.

Additional information concerning these and other factors can be found in AHGP's public periodic filings with the Securities and Exchange Commission ("SEC"), including AHGP's Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017 and AHGP's  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on May 8, 2017 and August 4, 2017, respectively, with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
SALES AND OPERATING REVENUES:
Coal sales	$435,162	$533,817	$1,256,168	$1,357,578
Transportation revenues	8,009	7,692	24,933	19,732
Other sales and operating revenues	9,916	10,457	31,610	26,422
Total revenues	453,087	551,966	1,312,711	1,403,732

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	295,385	326,891	796,845	842,417
Transportation expenses	8,009	7,692	24,933	19,732
Outside coal purchases	—	1,514	—	1,514
General and administrative	15,389	18,987	47,160	55,175
Depreciation, depletion and amortization	69,962	101,432	194,109	245,736
Total operating expenses	388,745	456,516	1,063,047	1,164,574

INCOME FROM OPERATIONS	64,342	95,450	249,664	239,158
Interest expense, net	(10,773)	(8,001)	(28,904)	(23,386)
Interest income	6	3	87	11
Equity in income of affiliates	3,798	1,105	10,414	1,041
Cost investment income	2,800	—	2,800	—
Debt extinguishment loss	—	—	(8,148)	—
Other income	774	293	2,461	545

INCOME BEFORE INCOME TAXES	60,947	88,850	228,374	217,369

INCOME TAX EXPENSE (BENEFIT)	4	6	(3)	4

NET INCOME	60,943	88,844	228,377	217,365

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(21,821)	(40,337)	(91,661)	(92,643)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. ("NET INCOME OF AHGP")	$39,122	$48,507	$136,716	$124,722

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.65	$0.81	$2.28	$2.08

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.73	$0.55	$1.83	$2.06

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING – BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,571	$44,525
Trade receivables	129,031	152,032
Other receivables	709	279
Due from affiliates	27	37
Inventories, net	87,667	61,051
Advance royalties, net	1,207	1,207
Prepaid expenses and other assets	10,488	22,128
Total current assets	251,700	281,259
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,938,362	2,920,988
Less accumulated depreciation, depletion and amortization	(1,436,470)	(1,335,145)
Total property, plant and equipment, net	1,501,892	1,585,843
OTHER ASSETS:
Advance royalties, net	40,578	29,372
Equity investments in affiliates	144,349	138,817
Cost Investments	102,800	—
Goodwill	136,399	136,399
Other long-term assets	33,041	25,997
Total other assets	457,167	330,585
TOTAL ASSETS	$2,210,759	$2,197,687

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$74,289	$64,460
Due to affiliates	759	906
Accrued taxes other than income taxes	20,578	18,288
Accrued payroll and related expenses	41,124	41,576
Accrued interest	13,083	316
Workers' compensation and pneumoconiosis benefits	9,732	9,897
Current capital lease obligations	28,220	27,196
Other current liabilities	16,697	14,778
Current maturities, long-term debt, net	100,000	149,874
Total current liabilities	304,482	327,291
LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	385,449	399,446
Pneumoconiosis benefits	64,197	62,822
Accrued pension benefit	39,497	42,070
Workers' compensation	52,477	40,400
Asset retirement obligations	125,146	125,266
Long-term capital lease obligations	64,358	85,540
Other liabilities	16,248	17,203
Total long-term liabilities	747,372	772,747
Total liabilities	1,051,854	1,100,038

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. ("AHGP") Partners' Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	623,614	598,077
Accumulated other comprehensive loss	(25,270)	(16,550)
Total AHGP Partners' Capital	598,344	581,527
Noncontrolling interests	560,561	516,122
Total Partners’ Capital	1,158,905	1,097,649
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,210,759	$2,197,687

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:	$454,818	$491,960

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(105,455)	(70,267)
Increase (decrease) in accounts payable and accrued liabilities	4,182	(7,965)
Proceeds from sale of property, plant and equipment	1,488	756
Contributions to equity investments in affiliates	(16,487)	(65,367)
Purchase of cost investment	(100,000)	—
Distributions received from investments in excess of cumulative earnings	10,880	2,167
Payment for acquisition of business	—	(1,011)
Payment for acquisition of customer contracts	—	(23,000)
Net cash used in investing activities	(205,392)	(164,687)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	100,000	44,600
Payments under securitization facility	(100,000)	(27,700)
Payments on term loan	(50,000)	(106,250)
Borrowings under revolving credit facilities	165,000	140,000
Payments under revolving credit facilities	(420,000)	(215,000)
Borrowings under long-term debt	400,000	—
Payment on long-term debt	(145,000)	—
Proceeds on capital lease transactions	—	33,881
Payments on capital lease obligations	(20,186)	(17,769)
Payment of debt issuance costs	(16,221)	—
Payment for debt extinguishment	(8,148)	—
Contributions to consolidated company from affiliate noncontrolling interest	251	2,557
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,988)	(1,336)
Contribution by limited partner - affiliate	800	—
Distributions paid by consolidated partnership to noncontrolling interests	(62,143)	(69,680)
Distributions paid to Partners	(109,548)	(123,318)
Other	(3,197)	(60)
Net cash used in financing activities	(271,380)	(340,075)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(21,954)	(12,802)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,525	38,678

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,571	$25,876

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